Exhibit 10.4

BOA ACQUISITION CORP. II

P.O. Box 309, Ugland House

Grand Cayman, George Town

KY1-1104 Cayman Islands

August 8, 2025

Bet on America II Sponsor LLC

c/o Maples Corporate Services Limited

P.O. Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

RE: Securities Subscription Agreement

Ladies and Gentlemen:

BOA Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), is pleased to accept the offer Bet on America II Sponsor LLC, a Cayman Islands limited liability company (the “Subscriber” or “you”), has made to subscribe for 7,666,667 Class B ordinary shares (the “Shares”), U.S.$0.0001 par value per share, of the Company (the “Class B Shares”), up to 1,000,000 of which are subject to forfeiture by you if (i) the underwriters of the Company’s initial public offering of its securities (“IPO”), if any, do not fully exercise their over-allotment option (the “Over-allotment Option”) of units (“Units”) or (ii) if the total number of Units offered and sold in the IPO (including any Units issued following exercise of the Over-allotment Option by the underwriters) is less than 23,000,000 Units. For the purposes of this agreement (this “Agreement”), references to “Ordinary Shares” are to, collectively, the Class B Shares and the Company’s Class A ordinary shares, U.S.$0.0001 par value per share (the “Class A Shares”). Upon certain terms and conditions, the Class B Shares will automatically convert into Class A Shares on a one-for-one basis, subject to adjustment. Unless the context otherwise requires, as used herein “Shares” shall be deemed to include any Class A Shares issued upon conversion of the Class B Shares comprising the Shares. The terms on which the Company is willing to issue the Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Shares, are as follows:

1. Subscription of Shares.

For the sum of U.S.$25,000, which the Company acknowledges receiving in cash, the Company hereby issues the Shares to the Subscriber, and the Subscriber hereby subscribes for the Shares from the Company, subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall register the Shares in the name of the Subscriber on the register of members of the Company. All references in this Agreement to Shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law.

Upon the issue of the Shares, the Subscriber hereby surrenders to the Company for no consideration the one Class B ordinary share held by the Subscriber following the incorporation of the Company.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1 No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the limited liability company agreement of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3 Formation, Registration and Authority. The Subscriber is a Cayman Islands limited liability company, formed and registered, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4 Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless such transaction is registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of the Subscriber’s investment in the Shares.

2.1.5 Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2, and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6 Private Placement. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption applicable to “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7 Investment Purposes. The Subscriber is purchasing and subscribing for the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8 Restrictions on Transfer; Shell Company. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Subscriber understands that any certificates or book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may, at the Company’s option, be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until at least one year following consummation of the initial business combination of the Company (which may not occur), despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9 No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1 Incorporation and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Company’s Memorandum and Articles of Association, as amended to the date hereof (the “Memorandum and Articles”), (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3 Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Memorandum and Articles, and registration in the register of members of the Company, the Shares will be duly and validly issued as fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Memorandum and Articles, the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements to which the Shares may be subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.5 Authorization. The Class A Shares issuable upon conversion of the Class B Shares have been hereby duly authorized and reserved for issuance upon such conversion.

3. Forfeiture of Shares.

3.1 Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of the Shares) shall forfeit at the time such Over-allotment Option expires (or earlier if the underwriters of the IPO waive their ability to exercise such Over-allotment Option) any and all rights to such number of Shares (up to an aggregate of 1,000,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (together with any person to whom the Subscriber has transferred any such Shares) will own an aggregate number of Shares equal to 25% of the issued and outstanding Units immediately following the IPO, including any Units issued following a partial exercise of the Over-allotment Option by the Underwriters plus the number of Shares issued and outstanding following any such forfeiture (in each case, not including Class A Shares issuable upon exercise of any warrants or purchased by the Subscriber in the Company’s IPO or in the aftermarket). Such forfeiture shall take effect as a surrender for no consideration as a matter of Cayman Islands law, and shall occur upon the expiration of the Over-allotment Option.

3.2 Downsize of IPO. In the event the total number of Units offered and sold in the IPO (including Units issued following exercise of the Over-allotment Option by the underwriters) is less than 23,000,000 Units, the Subscriber acknowledges and agrees that it shall forfeit any and all rights to such number of Shares (pro rata based upon the reduction of Units below 23,000,000) such that immediately following such forfeiture, the Subscriber (together with any person to whom the Subscriber has transferred any such Shares) will own an aggregate number of Shares equal to 25% of the issued and outstanding Units immediately following exercise of the Over-allotment Option by the underwriters, plus the number of Shares issued and outstanding following any such forfeiture (not including Class A Shares issuable upon any exercise of any warrants or purchased by the Subscriber in the Company’s IPO or in the aftermarket). Such forfeiture shall take effect as a surrender for no consideration as a matter of Cayman Islands law, and shall occur upon the expiration of the Over-allotment Option.

3.3 Termination of Rights as Shareholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to cancel such forfeited Shares.

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased and subscribed for pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases Class A Shares in the IPO or in the aftermarket, any Class A Shares so purchased and subscribed for shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any shares of Ordinary Shares held by it into funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1 Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) dated on or prior to the closing of the IPO, by and among the Subscriber, the Company and the other parties thereto, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received, if requested by the Company, an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2 Lock-up. The Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter. Pursuant to the Insider Letter, the Subscriber will agree (subject to certain customary exceptions) not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares until the earlier to occur of: (a) one year after the completion of the Company’s initial business combination and (b) subsequent to the completion of the Company’s initial business combination, (x) if the last reported sale price of the Class A Shares equals or exceeds U.S.$12.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination and (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Shares for cash, securities or other property.

5.3 Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL (IF THE COMPANY SO REQUESTS), IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4 Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of an extraordinary dividend payable in a form other than Ordinary Shares, a spin-off, a share sub-division, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Ordinary Shares subject to this Section 5 and Section 3.

5.5 Registration Rights. The Subscriber acknowledges that the Shares are being purchased and subscribed for pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6. Other Agreements.

6.1 Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3 Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into among the Subscriber, the Company and the other parties thereto and the Registration Rights Agreement, each substantially in the form to be filed as exhibits to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party, except that the Subscriber may assign its rights, interests and obligations hereunder to any affiliate of the Subscriber. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Company, the Subscriber and their respective successors, heirs and assigns and permitted transferees.

6.7 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Agreement may be executed in any number of original, facsimile or electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com or www.echosign.com) or other transmission method, and each of such counterparts shall for all purposes be deemed to be an original, duly and validly delivered and valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16 Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.17 Surrender of Class B Share. Upon the issuance of the Shares, the Subscriber hereby surrenders to the Company for cancellation and for nil consideration one Class B Share standing in its name in the register of members of the Company.

7. Voting and Tender of Shares. The Subscriber agrees to vote all Ordinary Shares held by it in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption or repurchase with respect to any of the Shares in connection with an initial business combination or any amendment to the Memorandum and Articles of Association prior to an initial business combination. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8. Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

BOA ACQUISITION CORP. II

By:	/s/ Benjamin A. Friedman
Name: Benjamin A. Friedman
Title: Chief Executive Officer and Chief Financial Officer

[Signature Page to Securities Subscription Agreement]

BET ON AMERICA II SPONSOR LLC By: Bet on America II HoldCo LLC, its Manager

By:	/s/ Benjamin A. Friedman
Name: Benjamin A. Friedman
Title: Manager

[Signature Page to Securities Subscription Agreement]